Exhibit 10.6

March 21, 2012	Personal & Confidential

To:

From:	Emily Lee Kelley, Vice President, Human Resources

RE:	Retention Bonus

I am writing to inform you that, in appreciation for your continued support of Alexza Pharmaceuticals, the company is offering you a retention bonus. The company is offering this retention bonus because it wants to reward you with additional compensation should certain conditions as specified below be satisfied.

You will receive a lump sum retention bonus of $             (less applicable withholdings and deductions) if each of the following conditions are satisfied:

(1)	You sign this memo in the space provided below and return it to me by no later than Friday, March 23, 2012

(3)	You must not resign your employment or be terminated for misconduct or poor performance prior to May 15, 2012 (if the Company terminates your employment for reasons other than misconduct or poor performance prior to May 15, 2012, and all of the remaining conditions for the retention bonus have been satisfied, you will receive a pro-rated bonus based upon the amount of time you were employed with the Company between February 17, 2012 and May 15, 2012); and

(4)	You must satisfactorily perform the tasks and responsibilities that are assigned to you through May 15, 2012.

If the conditions for you to receive the retention bonus are met, the retention bonus would become payable to you on May 15, 2012.

Please note that your employment remains “at will,” meaning either you or the Company have the right to terminate your employment without prior notice at any time and for any reason.

Please do not hesitate to contact Human Resources should you have any questions about the salary reduction or retention bonus program.

EMPLOYEE ACKNOWLEDGEMENT AND SIGNATURE:

Although I understand that my employment is at-will, and that this memo does not change my at-will status, by signing below I represent that I currently intend to continue employment with the company in my current position through at least May 15, 2012. I understand that the company is offering the retention bonus described above in reliance upon my representation.

Employee Signature:	Date: